April 2009 Performance Update

The Frontier Fund Supplement Dated May 13, 2009 to Prospectus Dated February 11, 2009

T H E     F R O N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

April performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1	April 30, 2009	April 30, 2009	NAV / Unit
	MTD	YTD
Balanced Series-1	-2.35%	-2.32%	$122.26
Balanced Series-1a	-2.36%	-2.56%	$109.22
Campbell/Graham/Tiverton Series-1	-2.93%	-5.48%	$104.48
Currency Series-1	-2.73%	-8.35%	$88.15
Long/Short Commodity Series-1	1.53%	5.32%	$105.73
Winton/Graham Series-1	-3.06%	-5.61%	$109.66
Winton Series-1	-3.71%	-5.90%	$122.71
Long Only Commodity Series-1	0.70%	-5.41%	$66.50
Managed Futures Index Series-1	-4.23%	-10.39%	$118.44

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of April 30, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$4,308,476.95
Unrealized trading gain/(loss)			(9,732,909.47)
Less: commissions			(111,585.15)
Less: FCM fees			(129,434.57)
Foreign currency gain/(loss)			209.40
Interest income			74,316.28

Total Income			(5,590,926.56)

EXPENSES

Management fees			104,197.81
Incentive fees			667,163.77
Broker service fees			726,289.82

Total Expenses			1,497,651.40

Net Income (Loss)			$(7,088,577.96)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,298,801.89545	$287,834,027.13	125.21
Current month additions	176,335.84991	21,907,376.53
Current month redemptions	(15,939.61086)	(1,980,621.64)
Net Income (loss) for current month		(7,088,577.96)

Net Asset Value, end of current month	2,459,198.13450	$300,672,204.06	122.26

	Monthly rate of return		-2.35%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$148,450.00
Unrealized trading gain/(loss)			(338,062.89)
Less: commissions			(3,901.87)
Less: FCM fees			(4,524.79)
Foreign currency gain/(loss)			(4.45)
Interest income			14,050.37

Total Income			(183,993.63)

EXPENSES

Trading Fee			9,789.45
Management fees			5,824.90
Incentive fees			22,968.31
Broker service fees			25,392.86

Total Expenses			63,975.52

Net Income (Loss)			$(247,969.15)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	87,341.20804	$9,770,202.93	111.86
Current month additions	12,449.04657	1,381,843.63
Current month redemptions	(2,122.59122)	(236,525.44)
Net Income (loss) for current month		(247,969.15)

Net Asset Value, end of current month	97,667.66339	$10,667,551.97	109.22

	Monthly rate of return		-2.36%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(855,292.75)
Unrealized trading gain/(loss)			(915,758.76)
Less: commissions			(17,366.78)
Less: FCM fees			(29,603.98)
Foreign currency gain/(loss)			111.88
Interest income			17,093.46

Total Income			(1,800,816.93)

EXPENSES

Management fees			147,566.39
Incentive fees			(532.38)
Broker service fees			175,522.08

Total Expenses			322,556.09

Net Income (Loss)			$(2,123,373.02)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	671,937.50388	$72,323,160.99	107.63
Current month additions	25,345.74077	2,661,526.86
Current month redemptions	(7,760.49787)	(817,730.38)
Net Income (loss) for current month		(2,123,373.02)

Net Asset Value, end of current month	689,522.74678	$72,043,584.45	104.48

	Monthly rate of return		-2.93%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(53,214.60)
Unrealized trading gain/(loss)			(208,493.03)
Less: FCM fees			(5,335.49)
Interest income			2,477.96

Total Income			(264,565.16)

EXPENSES

Management fees			5,380.60
Incentive fees			—
Broker service fees			26,738.17

Total Expenses			32,118.77

Net Income (Loss)			$(296,683.93)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	120,269.37910	$10,900,209.99	90.63
Current month additions	1,155.73783	104,300.24
Current month redemptions	(2,188.22810)	(196,543.62)
Net Income (loss) for current month		(296,683.93)

Net Asset Value, end of current month	119,236.88883	$10,511,282.68	88.15

	Monthly rate of return		-2.73%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,984,876.39
Unrealized trading gain/(loss)			(691,314.58)
Less: commissions			(37,064.25)
Less: FCM fees			(23,278.87)
Foreign currency gain/(loss)			(397.87)
Interest income			69,167.42

Total Income			1,301,988.24

EXPENSES

Management fees			168,933.61
Incentive fees			264,845.97
Broker service fees			122,197.95

Total Expenses			555,977.53

Net Income (Loss)			$746,010.71

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	465,025.23329	$48,425,691.12	104.14
Current month additions	16,493.23903	1,739,743.83
Current month redemptions	(4,355.15760)	(459,503.73)
Net Income (loss) for current month		746,010.71

Net Asset Value, end of current month	477,163.31472	$50,451,941.93	105.73

	Monthly rate of return		1.53%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(881,722.61)
Unrealized trading gain/(loss)			(314,657.89)
Less: commissions			(13,802.42)
Less: FCM fees			(17,455.97)
Foreign currency gain/(loss)			(1,361.38)
Interest income			12,101.84
Total Income
			(1,216,898.43)

EXPENSES

Management fees			90,361.07
Incentive fees			3,053.05
Broker service fees			115,052.50

Total Expenses			208,466.62

Net Income (Loss)			$(1,425,365.05)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	393,636.92575	$44,529,423.53	113.12
Current month additions	51,696.85451	5,731,373.05
Current month redemptions	(2,025.22423)	(223,323.62)
Net Income (loss) for current month		(1,425,365.05)

Net Asset Value, end of current month	443,308.55603	$48,612,107.91	109.66

	Monthly rate of return		-3.06%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,038,301.97)
Unrealized trading gain/(loss)			(887,219.72)
Less: commissions			(3,313.60)
Less: FCM fees			(22,259.14)
Foreign currency gain/(loss)			3,250.98
Interest income			13,189.96

Total Income			(1,934,653.49)

EXPENSES

Management fees			92,169.27
Incentive fees			15,157.02
Broker service fees			141,164.87

Total Expenses			248,491.16

Net Income (Loss)			$(2,183,144.65)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	462,449.47419	$58,931,735.08	127.43
Current month additions	216.63777	26,834.75
Current month redemptions	(2,389.76846)	(295,636.09)
Net Income (loss) for current month		(2,183,144.65)

Net Asset Value, end of current month	460,276.34350	$56,479,789.09	122.71

	Monthly rate of return		-3.71%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$34,294.15
Unrealized trading gain/(loss)			(6,142.53)
Less: commissions			—
Less: FCM fees			(1,368.48)
Foreign currency gain/(loss)			—
Interest income			4,415.93

Total Income			31,199.07

EXPENSES

Management fees			3,292.72
Incentive fees			—
Broker service fees			5,270.08

Total Expenses			8,562.80

Net Income (Loss)			$22,636.27

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	47,792.90291	$3,156,060.99	66.04
Current month additions	1,043.75045	69,614.85
Current month redemptions	(585.64388)	(39,545.05)
Net Income (loss) for current month		22,636.27

Net Asset Value, end of current month	48,251.00948	$3,208,767.06	66.50

	Monthly rate of return		0.70%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

April 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(88,272.08)
Unrealized trading gain/(loss)			8,485.74
Less: commissions			(331.04)
Less: FCM fees			(641.18)
Foreign currency gain/(loss)			185.02
Interest income			2,691.67

Total Income			(77,881.87)

EXPENSES

Management fees			2,655.10
Incentive fees			—
Broker service fees			3,187.23

Total Expenses			5,842.33

Net Income (Loss)			$(83,724.20)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	16,299.04066	$2,015,784.61	123.68
Current month additions	1,961.96165	233,125.00
Current month redemptions	(786.41603)	(95,504.94)
Net Income (loss) for current month		(83,724.20)

Net Asset Value, end of current month	17,474.58628	$2,069,680.47	118.44

	Monthly rate of return		-4.23%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1